News Release
Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Neha Clark
Senior Vice President Enterprise Finance
Phone:	847-735-4001

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Affairs
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Third Quarter Results

Solid Performance Despite Challenging Backdrop
Third Quarter GAAP Diluted EPS of $1.63 and As Adjusted Diluted EPS of $2.42
Updated 2023 Full-Year Guidance: Adjusted Diluted EPS of Approximately $9.00
METTAWA, Ill., October 26, 2023 -- Brunswick Corporation (NYSE: BC) today reported results for the third quarter of 2023:
Third Quarter 2023 Financial Results:

	Q3 2023
in millions (except per share data)	GAAP	Change vs Q3'22		As Adjusted	Change vs Q3'22
Net Sales	$1,593.6	(6.2) %		$1,593.6	(6.2) %
Operating Earnings	$196.1	(17.5) %		$230.1	(17.5) %
Operating Margin	12.3%	(170)	bps	14.4%	(200)	bps
Diluted EPS from Continuing Operations	$1.63	(27.9) %		$2.42	(9.4) %

bps = basis points

"We delivered a solid third quarter as our continued market share gains, strength in new products, efficient operations at our facilities, comprehensive cost control measures, and the resilient composition of our portfolio drove strong earnings and free cash flow despite the ongoing challenging macro-economic backdrop. Extended summer weather in many parts of the U.S.

allowed for additional boating time and drove year-over-year growth in Engine P&A Products sales. However, marine dealers continue to demonstrate some caution with stocking levels as we exit the primary retail selling season in large parts of the U.S. Unit sales in the U.S. new boat market showed slight directional improvement with preliminary third quarter flat and year-to-date down 7.5%, with Brunswick growing share in both periods. We continue to monitor retail market conditions closely, increasing support for retail sales as needed, actively managing boat pipelines to achieve year-end levels within historical norms, and generating strong free cash flow which, year-to-date, is $233 million greater than in the first nine months of 2022, all while advancing our strategic initiatives, including our ACES strategy," said Brunswick Chief Executive Officer, David Foulkes.

Our propulsion business delivered top-line growth with slightly lower earnings versus a record third quarter 2022, driven by growth in outboard engines, especially in high-horsepower categories, and controls and rigging, offset by relatively weaker sterndrive sales. Mercury Marine continues to expand outboard propulsion retail market share around the globe and has gained 90 basis points of U.S. retail market share in 2023, with gains in 300 horsepower and greater categories.

Our resilient engine parts and accessories business continued its steady in-season performance with Engine P&A Products sales up versus third quarter 2022. Distribution business sales were down year-over-year, but showed relative improvement from earlier in the year as dealer and retailer inventory destocking patterns moderated. Operations continue to improve as the transition to the new Brownsburg, Indiana distribution center nears completion.

As anticipated, Navico Group posted higher gross and operating margins versus third quarter 2022 despite lower sales, as slower marine and RV OEM orders offset improving trends in aftermarket channels. Retailer stocking continues to recover as we enter the fourth quarter, with well-received new product offerings expected to drive strong retail pull-through during the holiday season. Additionally, acceleration of our planned integration, restructuring and cost reduction efforts resulted in lower operating expenses versus prior year.

Finally, our boat business performed to plan, continuing to introduce new models and white-space brands and gaining share, while adjusting production to manage pipelines. Sales and earnings were below prior year as anticipated, with premium fiberglass products continuing to outperform value products. Freedom Boat Club continues to deliver steady membership sales and recently announced its 400th location. Freedom is nearing 60,000 membership agreements covering more than 91,000 members network-wide, all while generating exceptionally strong synergy sales across our marine portfolio," Foulkes concluded.
Reportable Segment Changes

As a reminder, effective January 1, 2023, we updated our reportable segments from three segments to four: Propulsion, Engine Parts & Accessories, Navico Group, and Boat. Therefore, for all periods presented in this release, all figures and outlook statements incorporate this change. Please see the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2023 for more information.

2023 Third Quarter Results

For the third quarter of 2023, Brunswick reported consolidated net sales of $1,593.6 million, down from $1,698.2 million in the third quarter of 2022. Diluted EPS for the quarter was $1.63 on a GAAP basis and $2.42 on an adjusted basis. Third quarter sales were below prior year with lower wholesale orders resulting from field inventory reaching normal levels and softer retail market conditions, partially offset by annual price increases, and market share gains, and benefits from well-received new products. Operating earnings were down versus prior year as a result of the lower sales, slightly higher input costs, higher absorption, and the unfavorable impact of foreign currency exchange rates, more than offsetting benefits from premium mix and aggressive cost control measures throughout the enterprise. In addition, versus the third quarter of 2022:
Propulsion segment reported a 1 percent increase in sales resulting from favorable product mix related to increased high-horsepower outboard engine demand and higher sales to repower customers, along with annual pricing, partially offset by order declines in low and mid-range horsepower outboards and sterndrives. Operating earnings versus prior year decreased due to higher input costs including one-time expenses related to the successful ratification of the Mercury Marine, Fond du Lac labor agreement, and the unfavorable impact of foreign currency exchange rates, which more than offset common benefit factors above.
Engine Parts and Accessories segment reported a 4 percent decrease in sales versus the third quarter of last year. The U.S. Products business sales grew double digit percent versus prior year,

which was more than offset by lower Distribution sales and international market softness. Segment operating earnings were down versus prior year due to slight sales decline and transition costs related to the newly opened distribution center. However, both sales and operating earnings increased sequentially over the second quarter of this year as demand and performance continue to improve.
Navico Group segment reported a sales decrease of 9 percent, driven by reduced sales to marine OEMs as they align pipeline levels to lower retail and continued slow RV production, partially offset by strong new product performance and improved aftermarket sales trends. Segment operating earnings increased as a result of cost reduction actions together with new product performance which offset the impact from lower sales.

Boat segment reported a 16 percent decrease in sales due to the impact of planned lower product shipments, especially of value products, as the business continues to work with its channel partners to control pipeline levels while stimulating demand through higher discount levels, partially offset by the favorable impact of pricing actions and share gains. Operating margin was impacted by lower sales, partially offset by cost reduction actions. Freedom Boat Club, which is part of Business Acceleration, had another strong quarter, contributing approximately 9 percent of segment sales.
Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $342.8 million at the end of the third quarter, down $270.2 million from 2022 year-end levels.

Net cash provided by operating activities of continuing operations, which includes net earnings net of non-cash items, totaled $458.1 million during the first nine months of the year, up $144.3 million from prior year, primarily due to significant improvement in working capital.

Investing and financing activities resulted in net cash usage of $712.8 million during the first nine months of 2023 including $233.1 million of capital expenditures, $220.0 million of share repurchases, $89.6 million of cash paid for acquisition of a business, net of cash acquired, $84.6 million of dividend payments and $81.8 million of debt payments.

2023 Outlook

"Although we're entering the off-season in most of our primary selling regions, we are focused on demonstrating resilient EPS and cash flow in a challenging market, while constraining our pipelines to appropriate historical norms and delivering towards our strategic initiatives. We are excited about our recent acquisition of Fliteboard, which is proceeding to plan, preparing Navico Group for a busy holiday selling season, continuing to deliver our three Avator electric models to customers around the world, and continuing to expand Freedom Boat Club within and beyond its core markets," said Foulkes. "Our updated 2023 full-year guidance anticipates:
1.Net sales of $6.45 to $6.5 billion;
2.Adjusted diluted EPS of approximately $9.00;
3.Free Cash Flow in excess of $375M;
4.Annual share repurchases of $275M+; and
5.Fourth quarter 2023 net sales down high-single-digit percent versus Q4 2022, and adjusted diluted EPS of approximately $1.65.
Finally, as we approach the end of another year of both excitement and challenges, I would like to convey my gratitude to all our Brunswick employees and our business partners around the world for their exceptional execution and commitment to delivering these robust results."

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will hold a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, executive vice president and chief financial officer, and Neha Clark, senior vice president enterprise finance. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CDT on Thursday, November 2, 2023, by calling 877-660-6853 or 201-612-7415 (Access ID: 13741706). The replay will also be available at www.brunswick.com/investors.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including rising interest rates, and the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal and monetary policy changes; higher energy and fuel costs; competitive pricing pressures; adverse capital market conditions; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; managing our manufacturing footprint; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; public health emergencies or pandemics, such as the coronavirus (COVID-19) pandemic; adverse weather conditions, climate change events and other catastrophic event risks; our ability to develop new and innovative products and services at a competitive price; loss of key customers; our ability to meet demand in a rapidly changing environment; absorbing fixed costs in production; risks associated with joint ventures that do not operate solely for our benefit; our ability to integrate acquisitions, including Navico, and the risk for associated disruption to our business; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to identify, complete, and integrate targeted acquisitions; the risk that restructuring or strategic divestitures will not provide business benefits; maintaining effective distribution; dealers and customers being able to access adequate financing; requirements for us to repurchase inventory; inventory reductions by dealers, retailers, or independent boat builders; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which have affected and could further affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to U.S. trade policy and tariffs; any impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2022 and in
subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.

About Brunswick

Brunswick Corporation (NYSE: BC) is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond. Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that “Next Never Rests™”. Brunswick is dedicated to industry leadership, to being the best and most trusted partner to our many customers, and to building synergies and ecosystems that enable us to challenge convention and define the future. Brunswick is home to more than 60 industry-leading brands. In the category of Marine Propulsion, these brands include, Mercury Marine, Mercury Racing, MerCruiser and Flite. Brunswick’s comprehensive collection of parts, accessories, distribution, and technology brands includes Mercury Parts & Accessories, Land ‘N’ Sea, Lowrance, Simrad, B&G, Mastervolt, RELiON, Attwood and Whale. Our boat brands are some of the best known in the world, including Boston Whaler, Lund, Sea Ray, Bayliner, Harris Pontoons, Princecraft and Quicksilver. Our service, digital and shared-access businesses include Freedom Boat Club, Boateka and a range of financing, insurance, and extended warranty businesses. While focused primarily on the marine industry, Brunswick also successfully leverages its portfolio of advanced technologies to deliver an exceptional suite of solutions in mobile and industrial applications. Headquartered in Mettawa, IL, Brunswick has more than 18,000 employees operating in 27 countries. In 2022, Brunswick was named by Forbes as a World’s Best Employer and as one of America’s Most Responsible Companies by Newsweek, both for the third consecutive year. For more information, visit Brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	Sep 30, 2023	Oct 1, 2022	% Change	Sep 30, 2023	Oct 1, 2022	% Change
Net sales	$1,593.6	$1,698.2	(6)%	$5,039.5	$5,229.5	(4)%
Cost of sales	1,148.9	1,199.3	(4)%	3,616.9	3,710.6	(3)%
Selling, general and administrative expense	187.1	186.2	—%	613.5	586.1	5%
Research and development expense	45.2	50.4	(10)%	142.8	152.0	(6)%
Restructuring, exit and impairment charges	16.3	24.6	(34)%	39.7	24.6	61%
Operating earnings	196.1	237.7	(18)%	626.6	756.2	(17)%
Equity (loss) earnings	(17.3)	1.3	NM	(12.9)	2.8	NM
Other income (expense), net	6.0	(0.1)	NM	6.9	(1.3)	NM
Earnings before interest and income taxes	184.8	238.9	(23)%	620.6	757.7	(18)%
Interest expense	(28.1)	(26.1)	8%	(85.1)	(70.4)	21%
Interest income	3.4	1.9	79%	7.6	2.5	NM
Loss on early extinguishment of debt	—	—	NM	—	(0.1)	(100)%
Earnings before income taxes	160.1	214.7	(25)%	543.1	689.7	(21)%
Income tax provision	46.2	46.5	(1)%	181.5	148.7	22%
Net earnings from continuing operations	$113.9	$168.2	(32)%	$361.6	$541.0	(33)%

Discontinued operations:
Net loss from discontinued operations, net of tax	(1.4)	(4.4)	(68)%	(2.1)	(5.7)	(63)%
Net earnings	$112.5	$163.8	(31)%	$359.5	$535.3	(33)%

Earnings per common share:
Basic
Earnings from continuing operations	$1.63	$2.27	(28)%	$5.11	$7.16	(29)%
Loss from discontinued operations	(0.02)	(0.06)	(67)%	(0.03)	(0.08)	(63)%
Net earnings	$1.61	$2.21	(27)%	$5.08	$7.08	(28)%

Diluted
Earnings from continuing operations	$1.63	$2.26	(28)%	$5.10	$7.12	(28)%
Loss from discontinued operations	(0.02)	(0.06)	(67)%	(0.03)	(0.08)	(63)%
Net earnings	$1.61	$2.20	(27)%	$5.07	$7.04	(28)%

Weighted average shares used for computation of:
Basic earnings per common share	69.8	74.2		70.7	75.6
Diluted earnings per common share	70.0	74.5		70.9	76.0

Effective tax rate (A)	28.9%	21.7%		33.4%	21.6%

NM = not meaningful
(A) The increase in the effective tax rates for the three and nine months ended September 30, 2023 compared to the prior year is due to the discrete income tax expense recorded in connection with intercompany sales of intellectual property rights during the first and third quarters of 2023.

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Consolidated
(in millions)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
(in millions, except per share data)	Sep 30, 2023	Oct 1, 2022	Sep 30, 2023	Oct 1, 2022
GAAP	$196.1	$237.7	$1.63	$2.26
Restructuring, exit and impairment charges	16.3	24.6	0.18	0.24
Purchase accounting amortization	14.1	14.4	0.17	0.15
IT security incident costs	2.1	—	0.03	—
Acquisition, integration, and IT related costs	1.5	2.1	0.02	0.02
TN-BC Holdings LLC joint venture impairment	—	—	0.22	—
Special tax items	—	—	0.17	—
As Adjusted	$230.1	$278.8	$2.42	$2.67

GAAP operating margin	12.3%	14.0%
Adjusted operating margin	14.4%	16.4%

	Nine Months Ended
	Operating Earnings		Diluted Earnings Per Share
(in millions, except per share data)	Sep 30, 2023	Oct 1, 2022	Sep 30, 2023	Oct 1, 2022
GAAP	$626.6	$756.2	$5.10	$7.12
Restructuring, exit and impairment charges	39.7	24.6	0.44	0.25
Purchase accounting amortization	42.4	51.5	0.48	0.51
IT security incident costs	10.2	—	0.11	—
Acquisition, integration, and IT related costs	8.5	14.2	0.09	0.14
TN-BC Holdings LLC joint venture impairment	—	—	0.21	—
Special tax items	—	—	0.90	—
As Adjusted	$727.4	$846.5	$7.33	$8.02

GAAP operating margin	12.4%	14.5%
Adjusted operating margin	14.4%	16.2%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 30, 2023	Oct 1, 2022	% Change	Sep 30, 2023	Oct 1, 2022	% Change	Sep 30, 2023	Oct 1, 2022
Propulsion	$718.2	$714.4	0.5%	$129.2	$143.0	(9.7)%	18.0%	20.0%
Engine Parts & Accessories	344.6	360.3	(4.4)%	75.0	88.9	(15.6)%	21.8%	24.7%
Navico Group	213.4	234.8	(9.1)%	2.7	(1.8)	NM	1.3%	(0.8)%
Boat	428.6	510.7	(16.1)%	20.3	49.7	(59.2)%	4.7%	9.7%
Corporate/Other	—	—		(31.1)	(42.1)	(26.1)%
Segment Eliminations	(111.2)	(122.0)	(8.9)%	—	—
Total	$1,593.6	$1,698.2	(6.2)%	$196.1	$237.7	(17.5)%	12.3%	14.0%

Segment Information - As Adjusted (Non-GAAP)

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 30, 2023	Oct 1, 2022	% Change	Sep 30, 2023	Oct 1, 2022	% Change	Sep 30, 2023	Oct 1, 2022
Propulsion	$718.2	$714.4	0.5%	$132.7	$143.0	(7.2)%	18.5%	20.0%
Engine Parts & Accessories	344.6	360.3	(4.4)%	77.9	88.9	(12.4)%	22.6%	24.7%
Navico Group	213.4	234.8	(9.1)%	20.1	19.5	3.1%	9.4%	8.3%
Boat	428.6	510.7	(16.1)%	27.2	52.0	(47.7)%	6.3%	10.2%
Corporate/Other	—	—		(27.8)	(24.6)	13.0%
Segment Eliminations	(111.2)	(122.0)	(8.9)%	—	—
Total	$1,593.6	$1,698.2	(6.2)%	$230.1	$278.8	(17.5)%	14.4%	16.4%

Segment Information - GAAP

	Nine Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 30, 2023	Oct 1, 2022	% Change	Sep 30, 2023	Oct 1, 2022	% Change	Sep 30, 2023	Oct 1, 2022
Propulsion	$2,173.1	$2,154.5	0.9%	$391.4	$410.3	(4.6)%	18.0%	19.0%
Engine Parts & Accessories	962.1	1,070.1	(10.1)%	189.2	235.7	(19.7)%	19.7%	22.0%
Navico Group	718.5	832.5	(13.7)%	19.7	51.2	(61.5)%	2.7%	6.2%
Boat	1,564.6	1,571.9	(0.5)%	131.3	153.9	(14.7)%	8.4%	9.8%
Corporate/Other	—	—		(105.0)	(94.9)	10.6%
Segment Eliminations	(378.8)	(399.5)	(5.2)%	—	—
Total	$5,039.5	$5,229.5	(3.6)%	$626.6	$756.2	(17.1)%	12.4%	14.5%

Segment Information - As Adjusted (Non-GAAP)

	Nine Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 30, 2023	Oct 1, 2022	% Change	Sep 30, 2023	Oct 1, 2022	% Change	Sep 30, 2023	Oct 1, 2022
Propulsion	$2,173.1	$2,154.5	0.9%	$398.3	$410.3	(2.9)%	18.3%	19.0%
Engine Parts & Accessories	962.1	1,070.1	(10.1)%	193.6	235.7	(17.9)%	20.1%	22.0%
Navico Group	718.5	832.5	(13.7)%	76.5	116.2	(34.2)%	10.6%	14.0%
Boat	1,564.6	1,571.9	(0.5)%	150.8	161.7	(6.7)%	9.6%	10.3%
Corporate/Other	—	—		(91.8)	(77.4)	18.6%
Segment Eliminations	(378.8)	(399.5)	(5.2)%	—	—
Total	$5,039.5	$5,229.5	(3.6)%	$727.4	$846.5	(14.1)%	14.4%	16.2%

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2023 vs. 2022
	Sep 30, 2023	Oct 1, 2022	$ Change	% Change
Net sales	$718.2	$714.4	$3.8	0.5%

GAAP operating earnings	$129.2	$143.0	(13.8)	(9.7)%
Restructuring, exit and impairment charges	2.7	—	2.7	NM
Acquisition, integration, and IT related costs	0.8	—	0.8	NM
Adjusted operating earnings	$132.7	$143.0	(10.3)	(7.2)%

GAAP operating margin	18.0%	20.0%		(200) bps
Adjusted operating margin	18.5%	20.0%		(150) bps

Engine Parts & Accessories Segment	Three Months Ended		2023 vs. 2022
	Sep 30, 2023	Oct 1, 2022	$ Change	% Change
Net sales	$344.6	$360.3	$(15.7)	(4.4)%

GAAP operating earnings	$75.0	$88.9	(13.9)	(15.6)%
Restructuring, exit and impairment charges	2.3	—	2.3	NM
Acquisition, integration, and IT related costs	0.6	—	0.6	NM
Adjusted operating earnings	$77.9	$88.9	$(11.0)	(12.4)%

GAAP operating margin	21.8%	24.7%		(290) bps
Adjusted operating margin	22.6%	24.7%		(210) bps

Navico Group Segment	Three Months Ended		2023 vs. 2022
	Sep 30, 2023	Oct 1, 2022	$ Change	% Change
Net sales	$213.4	$234.8	$(21.4)	(9.1)%

GAAP operating earnings (loss)	$2.7	$(1.8)	$4.5	NM
Restructuring, exit and impairment charges	5.0	6.9	(1.9)	(27.5)%
Purchase accounting amortization	13.2	13.4	(0.2)	(1.5)%
Acquisition, integration, and IT related costs	(0.8)	1.0	(1.8)	NM
Adjusted operating earnings	$20.1	$19.5	$0.6	3.1%

GAAP operating margin	1.3%	(0.8)%		210 bps
Adjusted operating margin	9.4%	8.3%		110 bps
bps = basis points
NM = not meaningful

Boat Segment	Three Months Ended		2023 vs. 2022
	Sep 30, 2023	Oct 1, 2022	$ Change	% Change
Net sales	$428.6	$510.7	$(82.1)	(16.1)%

GAAP operating earnings	$20.3	$49.7	$(29.4)	(59.2)%
Restructuring, exit and impairment charges	5.1	0.3	4.8	NM
Purchase accounting amortization	0.9	1.0	(0.1)	(10.0)%
Acquisition, integration, and IT related costs	0.7	1.0	(0.3)	(30.0)%
IT security incident costs	0.2	—	0.2	NM
Adjusted operating earnings	$27.2	$52.0	$(24.8)	(47.7)%

GAAP operating margin	4.7%	9.7%		(500) bps
Adjusted operating margin	6.3%	10.2%		(390) bps

Corporate/Other	Three Months Ended		2023 vs. 2022
	Sep 30, 2023	Oct 1, 2022	$ Change	% Change
GAAP operating loss	$(31.1)	$(42.1)	$11.0	(26.1)%
Restructuring, exit and impairment charges	1.2	17.4	(16.2)	(93.1)%
IT security incident costs	1.9	—	1.9	NM
Acquisition, integration, and IT related costs	0.2	0.1	0.1	100.0%
Adjusted Operating loss	$(27.8)	$(24.6)	$(3.2)	13.0%
bps = basis points
NM = not meaningful

Propulsion Segment	Nine Months Ended		2023 vs. 2022
	Sep 30, 2023	Oct 1, 2022	$ Change	% Change
Net sales	$2,173.1	$2,154.5	$18.6	0.9%

GAAP operating earnings	$391.4	$410.3	(18.9)	(4.6)%
Restructuring, exit and impairment charges	2.7	—	2.7	NM
IT security incident costs	3.4	—	3.4	NM
Acquisition, integration, and IT related costs	0.8	—	0.8	NM
Adjusted operating earnings	$398.3	$410.3	(12.0)	(2.9)%

Operating margin	18.0%	19.0%		(100) bps
Adjusted operating margin	18.3%	19.0%		(70) bps

Engine Parts & Accessories Segment	Nine Months Ended		2023 vs. 2022
	Sep 30, 2023	Oct 1, 2022	$ Change	% Change
Net sales	$962.1	$1,070.1	$(108.0)	(10.1)%

GAAP operating earnings	$189.2	$235.7	(46.5)	(19.7)%
Restructuring, exit and impairment charges	3.3	—	3.3	NM
Acquisition, integration, and IT related costs	0.6	—	0.6	NM
IT security incident costs	0.5	—	0.5	NM
Adjusted operating earnings	$193.6	$235.7	$(42.1)	(17.9)%

GAAP operating margin	19.7%	22.0%		(230) bps
Adjusted operating margin	20.1%	22.0%		(190) bps

Navico Group Segment	Nine Months Ended		2023 vs. 2022
	Sep 30, 2023	Oct 1, 2022	$ Change	% Change
Net sales	$718.5	$832.5	$(114.0)	(13.7)%

GAAP operating earnings	$19.7	$51.2	$(31.5)	(61.5)%
Restructuring, exit and impairment charges	15.9	6.9	9.0	130.4%
Purchase accounting amortization	39.7	49.2	(9.5)	(19.3)%
Acquisition, integration, and IT related costs	0.7	8.9	(8.2)	(92.1)%
IT security incident costs	0.5	—	0.5	NM
Adjusted operating earnings	$76.5	$116.2	$(39.7)	(34.2)%

GAAP operating margin	2.7%	6.2%		(350) bps
Adjusted operating margin	10.6%	14.0%		(340) bps
bps = basis points
NM = not meaningful

Boat Segment	Nine Months Ended		2023 vs. 2022
	Sep 30, 2023	Oct 1, 2022	$ Change	% Change
Net sales	$1,564.6	$1,571.9	$(7.3)	(0.5)%

GAAP operating earnings	$131.3	$153.9	$(22.6)	(14.7)%
Restructuring, exit and impairment charges	11.0	0.3	10.7	NM
Acquisition, integration, and IT related costs	4.8	5.2	(0.4)	(7.7)%
Purchase accounting amortization	2.7	2.3	0.4	17.4%
IT security incident costs	1.0	—	1.0	NM
Adjusted operating earnings	$150.8	$161.7	$(10.9)	(6.7)%

GAAP operating margin	8.4%	9.8%		(140) bps
Adjusted operating margin	9.6%	10.3%		(70) bps

Corporate/Other	Nine Months Ended		2023 vs. 2022
	Sep 30, 2023	Oct 1, 2022	$ Change	% Change
GAAP operating loss	$(105.0)	$(94.9)	$(10.1)	10.6%
Restructuring, exit and impairment charges	6.8	17.4	(10.6)	(60.9)%
IT security incident costs	4.8	—	4.8	NM
Acquisition, integration, and IT related costs	1.6	0.1	1.5	NM
Adjusted Operating loss	$(91.8)	$(77.4)	$(14.4)	18.6%
bps = basis points
NM = not meaningful

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	Sep 30, 2023	Dec 31, 2022	Oct 1, 2022
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$330.9	$595.6	$457.4
Restricted cash	11.1	12.9	11.7
Short-term investments in marketable securities	0.8	4.5	34.5
Total cash and short-term investments in marketable securities	342.8	613.0	503.6
Accounts and notes receivable, net	568.2	543.0	557.7
Inventories
Finished goods	825.4	836.1	754.4
Work-in-process	194.5	209.1	224.0
Raw materials	425.1	426.2	451.4
Net inventories	1,445.0	1,471.4	1,429.8
Prepaid expenses and other	85.3	67.8	103.9
Current assets	2,441.3	2,695.2	2,595.0

Net property	1,311.6	1,270.8	1,221.1

Other assets
Goodwill	1,007.6	967.6	962.2
Other intangibles, net	999.8	997.4	1,005.4
Deferred income tax asset	150.9	203.3	137.7
Operating lease assets	136.2	114.8	111.4
Equity investments	35.6	54.0	47.7
Other long-term assets	17.9	18.2	44.4
Other assets	2,348.0	2,355.3	2,308.8

Total assets	$6,100.9	$6,321.3	$6,124.9

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$455.3	$89.0	$84.9
Accounts payable	493.4	662.6	631.6
Accrued expenses	710.5	738.3	662.8
Current liabilities	1,659.2	1,489.9	1,379.3

Debt	1,975.7	2,420.0	2,419.1
Other long-term liabilities	380.2	369.1	325.5
Shareholders’ equity	2,085.8	2,042.3	2,001.0
Total liabilities and shareholders’ equity	$6,100.9	$6,321.3	$6,124.9

Supplemental Information
Debt-to-capitalization rate	53.8%	55.1%	55.6%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended
	Sep 30, 2023	Oct 1, 2022
Cash flows from operating activities
Net earnings	$359.5	$535.3
Less: net loss from discontinued operations, net of tax	(2.1)	(5.7)
Net earnings from continuing operations, net of tax	361.6	541.0
Stock compensation expense	15.0	16.8
Depreciation and amortization	201.4	167.9
Pension funding, net of expense	(1.2)	(0.5)
Asset impairment charges	6.4	19.2
Deferred income taxes	0.9	4.0
Impairment of equity method investment	19.2	—
Changes in certain current assets and current liabilities	(161.2)	(426.8)
Long-term extended warranty contracts and other deferred revenue	14.0	12.2
Income taxes	21.2	(17.0)
Other, net	(19.2)	(3.0)
Net cash provided by operating activities of continuing operations	458.1	313.8
Net cash used for operating activities of discontinued operations	(7.8)	(2.4)
Net cash provided by operating activities	450.3	311.4

Cash flows from investing activities
Capital expenditures	(233.1)	(299.3)
Purchases of marketable securities	—	(60.0)
Sales or maturities of marketable securities	3.8	26.3
Investments	(1.6)	(4.9)
Acquisition of businesses, net of cash acquired	(89.6)	(95.7)
Proceeds from the sale of property, plant and equipment	10.6	5.7
Cross currency swap settlement	—	16.7
Net cash used for investing activities	(309.9)	(411.2)

Cash flows from financing activities
Proceeds from issuances of short-term debt	2.3	127.8
Payments of short-term debt	(5.4)	(125.0)
Net proceeds from issuances of long-term debt	—	741.8
Payments of long-term debt including current maturities	(81.8)	(58.5)
Common stock repurchases	(220.0)	(360.0)
Cash dividends paid	(84.6)	(82.4)
Tax withholding associated with shares issued for share-based compensation	(13.4)	(16.4)
Other, net	—	(3.9)
Net cash (used for) provided by financing activities	(402.9)	223.4

Effect of exchange rate changes	(4.0)	(21.2)
Net (decrease) increase in Cash and cash equivalents and Restricted cash	(266.5)	102.4
Cash and cash equivalents and Restricted cash at beginning of period	608.5	366.7

Cash and cash equivalents and Restricted cash at end of period	342.0	469.1
Less: Restricted cash	11.1	11.7
Cash and cash equivalents at end of period	$330.9	$457.4

Reconciliation
Free cash flow
Net cash provided by operating activities of continuing operations	$458.1	$313.8

Net cash (used for) provided by:
Plus: Capital expenditures	(233.1)	(299.3)
Plus: Proceeds from the sale of property, plant and equipment	10.6	5.7
Plus: Effect of exchange rate changes	(4.0)	(21.2)
Free cash flow	$231.6	$(1.0)